SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: December 22, 2011

Franklin Wireless Corp.
(Exact name of registrant as specified in its charter)

California	0-11616	95-3733534
(State or other jurisdiction	(Commission	(IRS Employer
or incorporation)	File Number)	Identification No.)

6205 Lusk Blvd.
San Diego, California 92121
  (Address of principal executive offices)

Registrant's telephone number, including area code:
(858) 623-0000

             Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders. Franklin Wireless Corp.  (the “Company”) held its Annual Meeting of Stockholders on December 22, 2011 in San Diego, California. The results of the matters voted on by the stockholders are set forth below. Only stockholders of record as of the close of business on October 14, 2011 were entitled to vote at the meeting. As of the record date, 11,835,471 shares of common stock of the Company were outstanding.  At the meeting, 10,761,060 shares of common stock of the Company were represented, in person or by proxy, constituting a quorum.

The following proposals were submitted to the stockholders at the Meeting:

•	The election of five directors to serve until the next annual meeting of stockholders of the Company and until their successors are duly elected and qualified.

•	Ratification of an amendment to the 2009 Stock Option Plan.

•	The ratification of BDO USA, LLC as independent registered public accounting firm for the fiscal year ending June 30, 2012.

The number of votes cast for and against, and the number of abstentions, with respect to each matter voted upon are set forth below:

Election of Directors.  The votes regarding the election of the persons named above as Directors were as follows:

Nominee	For	Withheld
OC Kim	6,666,654	1,812,827
Gary Nelson	6,930,326	1,549,155
Joon Won Jyoung	6,906,663	1,572,818
Johnathan Chee	6,906,607	1,572,874
Benjamin Chung	6,915,624	1,563,857

Ratification of Amendment to Stock Option Plan. The votes regarding the ratification of the amendment to the 2009 Stock Option Plan were as follows:

For	Against	Abstain
6,688,148	1,791,188	145

Ratification of Appointment of BDO USA, LLC as Independent Registered Public Accounting Firm.  The votes regarding the ratification of the appointment of BDO USA, LLC as Independent Registered Public Accounting Firm were as follows:

For	Against	Abstain
8,936,502	1,600,439	224,119

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN WIRELESS CORP.
Date December 27, 2011	By: /s/ OC Kim
OC Kim, President